                                                                                                            EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Associated Estates Realty Corporation's Annual Report on Form 10‑K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

December 20, 2011